UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

CV SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54677	80-0944970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9530 Padgett Street, Suite 107 San Diego, California		92126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 290-2157

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On November 21, 2024, CV Sciences, Inc. (the “Company”) announced that it entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Extract Labs Inc., a Colorado corporation (“Extract Labs”), Craig Henderson (“Henderson”) and Higher Love Wellness Company, LLC (“Higher Love” and together with Extract Labs and Henderson, the “Sellers”) to purchase all of the outstanding shares of Extract Labs from the Sellers. Disclosure of the terms and conditions of the Purchase Agreement that are material to the Company was included in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 21, 2024, and is incorporated herein by reference.

On February 5, 2025, the Company received an electronic mail message from Henderson indicating that the Sellers were unable to move forward with the closing under the Purchase Agreement due to the alleged failure to receive a bank consent and were apparently terminating the Purchase Agreement. The Company disputes the Sellers’ right to terminate the Purchase Agreement and the Company reserves all of its rights under the Purchase Agreement. The Company is presently evaluating its options related to the Sellers’ purported termination of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV SCIENCES, INC.

Date: February 11, 2025	By:	/s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer